UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Hologic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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HOLOGIC, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MARCH 1, 2004

TO THE STOCKHOLDERS OF HOLOGIC, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hologic, Inc., a Delaware corporation (the “Company”), will be held on Monday, March 1, 2004 at 9:00 a.m., local time, at 100 South Ocean Boulevard, Manalapan, Florida 33462 for the following purposes:

1. To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected.

2. To consider and act upon a proposal to amend the Company’s Amended and Restated 1999 Equity Incentive Plan.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on January 13, 2004 are entitled to notice of and to vote at the meeting and any continuation or adjournment thereof. All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

By order of the Board of Directors

Lawrence M. Levy, Secretary

Bedford, Massachusetts

January 22, 2004

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY.

HOLOGIC, INC.

PROXY STATEMENT

2004 ANNUAL MEETING OF STOCKHOLDERS

March 1, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Hologic, Inc. (the “Company”), for use at the Annual Meeting of Stockholders to be held on Monday, March 1, 2004, at 9:00 a.m., local time (the “Annual Meeting”), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 100 South Ocean Boulevard, Manalapan, Florida 33462. This proxy statement, the accompanying notice of the Annual Meeting, proxy card and the annual report to stockholders are first being mailed to stockholders on or about January 22, 2004.

Record Date, Stock Ownership and Voting

Only stockholders of record at the close of business on January 13, 2004 are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on January 13, 2004 there were outstanding and entitled to vote 20,156,744 shares of common stock of the Company, par value $.01 per share (“Common Stock”). Each stockholder is entitled to one vote for each share of Common Stock.

The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve Proposal No. 2, the amendment to the Amended and Restated 1999 Equity Incentive Plan. A majority of the shares of Common Stock outstanding and entitled to vote is required to be present or represented by proxy at the Annual Meeting in order to constitute the quorum necessary to take action at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will treat abstentions and “broker non-votes” as shares of Common Stock that are present and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against Proposal No. 2, the amendment to the Amended and Restated 1999 Equity Incentive Plan, even though the stockholder so abstaining intends a different interpretation. Broker non-votes will have no effect on the proposal not voted.

Revocability of Proxies

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 35 Crosby Drive, Bedford, Massachusetts 01730, written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person.

Solicitation

All costs of this solicitation of proxies will be borne by the Company. The Company has retained American Stock Transfer & Trust Company to aid in the solicitation of proxies from stockholders, banks and other institutional nominees. The fees and expenses of such firm are not expected to exceed $10,000. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitations by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

Stockholder Proposals and Recommendations For Director

Stockholder proposals for inclusion in the Company’s proxy materials for the Company’s 2005 Annual Meeting of Stockholders must be received by the Company no later than September 24, 2004. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission and the Company’s By-laws relating to stockholder proposals.

Stockholders who wish to make a proposal at the Company’s 2005 Annual Meeting – other than one that will be included in the Company’s proxy materials – should notify the Company no later than December 8, 2004. If a stockholder who wishes to present such a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

Stockholders may make recommendations to the Nominating Committee of candidates for its consideration as nominees for director at the Company’s 2005 Annual Meeting of Stockholders by submitting the name, qualifications, experience and background of such person, together with a statement signed by the nominee in which he or she consents to act as such, to the Nominating Committee, c/o Secretary, Hologic, Inc., 35 Crosby Drive, Bedford, MA 01730. Notice of such recommendations should be submitted in writing as early as possible, but in any event not later than 90 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain specified information and conform to certain requirements set forth in the Company’s Bylaws. In addition, any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating Committee’s charter, a copy of which is publicly available on the Company’s website at www.hologic.com. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation have beneficially owned 5% or more of the Company’s Common Stock for at least one year. The Nominating Committee may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth herein or in the Company’s Bylaws.

PROPOSAL 1

ELECTION OF DIRECTORS

A board of seven (7) directors is to be elected at the Annual Meeting. The Board of Directors, upon the recommendation of the Nominating Committee, has nominated the persons listed below for election as directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board of Directors’ nominees named below. All nominees are currently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board of Directors to fill the vacancy. Each nominee has consented to serving as a director if elected. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

Set forth below is certain biographical information regarding the nominees as of January 13, 2004.

Name	Age	Position	Director Since
John W. Cumming	58	Chairman of the Board, Chief Executive Officer and Director	2001
Jay A. Stein	61	Chairman Emeritus, Chief Technical Officer and Director	1985
Glenn P. Muir	44	Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Director	2001
Irwin Jacobs (1)	66	Director	1990
David R. LaVance, Jr. (1)	49	Director	2002
Nancy L. Leaming (1)	56	Director	2003
William A. Peck (1)	70	Director	1990

(1)	Members of the Company’s Audit, Compensation, Nominating and Corporate Governance Committees

Mr. Cumming was appointed to the positions of Chief Executive Officer and a director in July 2001 and to the position of Chairman of the Board in November 2002. Mr. Cumming served as President of the Company from July 2001 through September 2003. Prior to July 2001, Mr. Cumming held the position of Senior Vice President and President, Lorad, since joining the Company in August 2000. Prior to joining the Company, Mr. Cumming served as President and Managing Director of Health Care Markets Group, a strategic advisory and investment banking firm that he founded in 1984. Prior to forming Health Care Markets Group, Mr. Cumming was Vice President/Division Manager for Elscint, Inc., a full line manufacturer of diagnostic imaging equipment. He became a member of Elscint’s management team through the acquisition of Xonics Medical Systems in 1983, where he served as Director of Sales & Marketing. Mr. Cumming joined Xonics through the acquisition of Radiographic Development (medical imaging), where he served as Vice President, Sales & Marketing.

Dr. Stein, a co-founder, Chairman Emeritus and the Chief Technical Officer of the Company, has served as Executive or Senior Vice President, Chief Technical Officer and a director of the Company since its organization in October 1985 and served as Chairman of the Company’s Board of Directors from June 2001 to November 2002. In addition, from June 22, 2001 to July 31, 2001, Dr. Stein served as the Company’s interim Chief Executive Officer after the unexpected death of S. David Ellenbogen, the Company’s former Chairman and Chief Executive Officer. Prior to co-founding the Company, Dr. Stein served as Vice President and Technical Director of Diagnostic Technology, Inc. (“DTI”), which he co-founded in 1981. DTI, which developed an X-ray product for digital angiography, was acquired in 1982 by Advanced Technology Laboratories, Inc. (“ATL”), a wholly-owned subsidiary of Squibb Corporation. Dr. Stein served as Technical Director of the digital angiography group of ATL from 1982 to 1985. Dr. Stein received a Ph.D. in Physics from The Massachusetts Institute of Technology. He is the principal author of fifteen patents involving X-ray technology. From July 1989 to January 2000, Dr. Stein was also the Senior Vice President, Technical Director and a director of Vivid Technologies, Inc. (“Vivid”) pursuant to a management agreement between the Company and Vivid.

Mr. Muir, a Certified Public Accountant, was appointed to the Company’s Board of Directors in July 2001, and has held the positions of Executive Vice President, Finance and Administration and Treasurer since September 2000. Prior to that, Mr. Muir served as the Company’s Vice President of Finance and Treasurer since February 1992 and Controller since joining the Company in October 1988. Mr. Muir has been the Company’s Chief Financial Officer since 1992. From 1986 to 1988, Mr. Muir was Vice President of Finance and Administration and Chief Financial Officer of Metallon Engineered Materials Corp., a manufacturer of composite materials. Mr. Muir received an MBA from the Harvard Graduate School of Business Administration in 1986.

Mr. Jacobs has been a director of the Company since January 1990. Mr. Jacobs, currently retired, was the President of Dataviews, Inc., a manufacturer and distributor of software products, from January 1992 to September 1997. From May 1990 to December 1990, Mr. Jacobs was a Vice President of Ask Computers, Inc., a computer system developer. From 1987 to May 1990, Mr. Jacobs was the President and Chairman of the Board of Directors of Perception Technology Corp., a manufacturer of voice response systems. Mr. Jacobs was formerly a Vice President of Digital Equipment Corporation.

Mr. LaVance has been a director of the Company since December 2002. Since 1997, Mr. LaVance has served as President of Century Capital Associates, an investment banking firm specializing in the biosciences fields that he founded. Prior to forming Century Capital Associates, Mr. LaVance was Managing Director for KPMG Health Ventures, leading the life sciences consulting practice of the KPMG accounting firm. From 1992 to 1995, Mr. LaVance held the position of President of Nuclear Care, Inc. and Physicians Data Corp. From 1987 to 1992, he was President of Dornier Medical Systems, a medical device company. Prior to 1987, Mr. LaVance was an attorney in private practice. Mr. LaVance currently serves on the Board of Directors of Medi-Hut Co., Inc.

Ms. Leaming has been a director of the Company since September 2003. In 2003, Ms. Leaming became Chief Executive Officer as well as continuing as President of Tufts Health Plan, a provider of healthcare insurance. Prior to that, Ms. Leaming served as Tufts Health Plan’s President and Chief Operating Officer since 1998, the Chief Operating Officer from 1995 to 1998 and the Chief Operating Officer/Chief Financial Officer from 1986 to 1995. Prior to joining Tufts Health Plan, Ms. Leaming held a variety of management positions in managed care and banking, including Chief Financial Officer of Matthew Thornton Health Plan. Ms. Leaming currently serves as a director of the American Red Cross, the American Association of Health Plans, the Massachusetts Association of Health Plans, the New England Healthcare Institute, and the Boston Chamber of Commerce.

Dr. Peck has been a director of the Company since January 1990. In 2003, Dr. Peck was appointed the Wolff Distinguished Professor and Director of Center for Health Policy at Washington University in St. Louis, Missouri. From 1989 through June 2003, Dr. Peck was the Vice Chancellor for Medical Affairs at Washington University (Executive Vice Chancellor since 1993) and Dean of the Washington University School of Medicine. From 1976 until his appointment as Vice Chancellor, Dr. Peck was a Professor of Medicine and the Co-Chairman of the Department of Medicine at Washington University, and the Physician-in-Chief at the Jewish Hospital of St. Louis. Dr. Peck served as President of the National Osteoporosis Foundation from 1985 to 1990. Dr. Peck also serves as a director of Allied Healthcare Products, Inc., Angelica Corporation, Reinsurance Group of America, Inc. and TIAA-CREF Trust Company.

Director Emeritus

Mr. Gerald Segel, a director of the Company since March 1990, will retire from the Board of Directors of the Company at the end of his current term. In December 2003, the Board appointed Mr. Segel as Director Emeritus effective as of the end of his current term. As Director Emeritus, Mr. Segel will be invited to attend and participate in meetings of the Board of Directors, but will not have the right to vote on matters voted on by the Board. The Company expresses its gratitude to Mr. Segel for his many years of service and valuable contributions to the Company.

Board of Directors’ Meetings and Committees

The Board of Directors held six meetings during the year ended September 27, 2003. The Board of Directors also acted by unanimous written consent in lieu of a special meeting on two occasions. Each current director attended at least 75% of the meetings of the Board of Directors and each Committee on which they served. All of the Company’s directors are encouraged to attend the Company’s annual meeting of stockholders. Six of the Company’s directors were in attendance at the Company’s 2003 Annual Meeting.

Standing committees of the Board include an Audit Committee, a Compensation Committee, a Nominating Committee and a Corporate Governance Committee. During fiscal 2003, Messrs. Jacobs, LaVance and Segel and Dr. Peck served as the members of each of these committees. Effective in December 2003, Ms. Leaming was also appointed to these committees. The Board of Directors has reviewed the qualifications of each of these individuals and has determined that each individual is “independent” as such term is defined under the current listing standards of the Nasdaq National Market.

Audit Committee. Messrs. Jacobs, LaVance and Segel, Dr. Peck and Ms. Leaming are currently the members of the Audit Committee. The Board of Directors has reviewed the qualifications of each member of the Audit Committee and has determined that each member of the Audit Committee is “independent” under the current listing standards of the Nasdaq National Market applicable to Audit Committee members. The Board of Directors has determined that each of Irwin Jacobs, Nancy Leaming, David LaVance and Gerald Segel qualify as an “audit committee financial expert”, as defined by applicable SEC rules.

The Board of Directors recently adopted amendments to the written charter of the Audit Committee (the “Audit Committee Charter”) to conform to the new SEC and Nasdaq rules. A copy of the Audit Committee Charter is attached as Appendix A to this proxy statement and is publicly available on the Company’s website at www.hologic.com. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) the Company’s financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company’s registered public accounting firm. The Audit Committee is also responsible for the establishment of “whistle-blowing” procedures, and the oversight of certain other compliance matters. The Audit Committee held six meetings during fiscal 2003. See “Audit Committee Report” below.

Compensation Committee. Messrs. Jacobs, LaVance and Segel, Dr. Peck and Ms. Leaming are currently the members of the Company’s Compensation Committee. The primary functions of the Compensation Committee include (i) reviewing and approving the Company’s executive compensation, (ii) reviewing the recommendations of the Chief Executive Officer regarding the compensation of senior officers, (iii) evaluating the performance of the Chief Executive Officer, and (iv) overseeing the administration of, and the approval of grants of stock options and other equity awarded under the Company’s stock option, restricted stock and other equity-based compensation plans. A copy of the Compensation Committee’s written charter is publicly available on the Company’s website at www.hologic.com. The Compensation Committee held two meetings during fiscal 2003 and acted by unanimous written consent on two occasions during fiscal 2003.

Corporate Governance Committee. Messrs. Jacobs, LaVance and Segel, Dr. Peck and Ms. Leaming are currently the members of the Company’s Corporate Governance Committee. The primary functions of the Corporate Governance Committee include (i) reviewing and evaluating the Company’s policies, codes of conduct and guidelines relating to corporate governance, (ii) evaluating and making recommendations to the Board regarding committees of the Board, including recommending the committees which should be established and their respective composition and structure, (iii) evaluating and making recommendations to the Board regarding Board meeting policies, (iv) reviewing and evaluating the Chief Executive Officer and other senior management of the Company (unrelated to compensation matters), and (v) serving as a focal point for Chief Executive Officer succession planning and an interface between management and the Board regarding the selection of other senior management. A copy of the Corporate Governance Committee’s written charter is publicly available on the Company’s website at www.hologic.com. The Corporate Governance Committee held two meetings during fiscal 2003.

Nominating Committee. Messrs. Jacobs, LaVance and Segel, Dr. Peck and Ms. Leaming are currently the members of the Company’s Nominating Committee. The primary functions of the Nominating Committee are to (i) identify, review and evaluate candidates to serve as directors of the Company, (ii) serve as a focal point for communication between such candidates, the Board of Directors and the Company’s management, and (iii) make recommendations to the Board of candidates for all directorships to be filled by the stockholders or the Board.

The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2005 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Recommendations For Director.”

A copy of the Nominating Committee’s written charter is publicly available on the Company’s website at www.hologic.com. The Nominating Committee held two meetings during fiscal 2003.

AUDIT COMMITTEE REPORT

In connection with the issuance of the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, the Audit Committee:

1. Reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 27, 2003 with the management personnel.

2. Discussed with Ernst & Young LLP (“Ernst & Young”), the Company’s independent auditors, the matters required to be discussed by the Auditing Standards Board Statement of Auditing Standards (SAS) No. 61, as amended.

3. Requested and obtained from Ernst & Young, the written disclosures and the letter required by Independent Standards Board (ISB) No. 1, as amended regarding Ernst & Young’s independence, and has discussed with Ernst & Young their independence.

Based on the review and discussions referred in paragraph numbers (1) – (3) above, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 27, 2003 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003.

THE AUDIT COMMITTEE:

Gerald Segel, Chairman

Irwin Jacobs

David R. LaVance, Jr.

Nancy L. Leaming

William A. Peck

Information Regarding Change in Independent Auditors

On June 24, 2002, the Board of Directors of the Company, based upon the recommendation of the Company’s Audit Committee, approved the dismissal of Arthur Andersen LLP (“Arthur Andersen”), as its independent auditors, and the engagement of Ernst & Young to serve as its new independent auditors for fiscal 2002. The change in auditors became effective as of June 24, 2002 and was reported by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2002 (the “Form 8-K”).

The reports of Arthur Andersen on the Company’s consolidated financial statements for each of the fiscal years ended September 29, 2001 and September 30, 2000 did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 29, 2001 and September 30, 2000 and through June 24, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such years. In addition, during the fiscal years ended September 29, 2001 and September 30, 2000 and through June 24, 2002, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures prior to the filing of its Form 8-K and requested Arthur Andersen to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Arthur Andersen agrees with the statements made by Hologic herein and, if not, stating the respects in which it does not agree. The Company received such a letter and filed it as an exhibit to the Form 8-K.

As mentioned above, simultaneously with the dismissal of its former auditors, the Company engaged Ernst & Young to act as its independent auditors as successor to Arthur Andersen for fiscal 2002 effective as of June 24, 2002. During the fiscal years ended September 29, 2001 and September 30, 2000 and through June 24, 2002, the Company did not consult with Ernst & Young regarding any matters or events set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K.

Independent Auditor Fees

As described above under the heading “Information Regarding Change in Independent Auditors”, on June 24, 2002, the Board of Directors of the Company, based upon the recommendation of the Company’s Audit Committee, approved the dismissal of Arthur Andersen, as its independent auditors, and the engagement of Ernst & Young to serve as its new independent auditors for fiscal 2002. The Audit Committee also appointed Ernst & Young to serve as the Company’s independent auditors for fiscal 2003.

The following is a summary of the fees billed to the Company by Arthur Andersen for services rendered prior to its dismissal and fees billed by Ernst & Young since its engagement for professional services rendered for the fiscal years ended September 27, 2003 and September 28, 2002:

Fee Category	Fiscal 2003 Fees Ernst & Young	Fiscal 2002 Fees
		Ernst & Young	Arthur Andersen
Audit Fees	$364,200	$262,000	$138,000
Audit-Related Fees	$12,000	$12,000	$0
Tax Fees	$249,000	$41,500	$92,700
All Other Fees	$106,136	$11,500	$0

Total Fees	$731,336	$327,000	$230,700

Audit Fees. Consists of aggregate fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports or services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the fiscal years ended September 27, 2003 and September 27, 2002, respectively. Also includes services provided by Arthur Andersen LLP in connection with the Company’s registration statements filed with the SEC in December 2001.

Audit-Related Fees. Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” In fiscal 2003 and 2002, these services included the audit of the Company’s 401(k) Profit-Sharing plan.

Tax Fees. Consists of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. In fiscal 2003 and 2002, these services included assistance regarding federal, state and international tax compliance, tax audit defense and tax refund claims.

All Other Fees. Consists of aggregate fees billed for products and services provided by the independent auditor other than those disclosed above. In fiscal 2003, these services included assistance in documenting the Company’s internal controls and a subscription to the Ernst & Young accounting and auditing online service. In fiscal 2002, these services consisted of aggregate fees billed for consultations in connection with the accounting ramifications of the Company’s sale and leaseback of its facilities.

The Audit Committee considers whether the provision of these services is compatible with maintaining the auditor’s independence, and has determined such services for fiscal 2003 and 2002 were compatible.

Audit Committee Policy on Pre-Approval of Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Compensation of Directors

In fiscal 2003, each non-employee director received (i) an annual retainer of $12,000, payable $3,000 per quarter, (ii) a director’s meeting fee of $1,500 for each meeting of the Board of Directors at which the director was physically present and $600 for each meeting at which the director participated by telephone and (iii) a committee meeting fee for each meeting of a committee of the Board of Directors on which the director served and at which the director was physically present, in the amount of $1,200 if the meeting was held on a day other than the day of the meeting of the Board of Directors and $600 if held on the same day as the meeting of the Board of Directors, but no fee if the committee meeting was held at the same time or immediately in conjunction with the meeting of the Board of Directors. In December 2003, the Board of Directors increased the fees payable to non-employee directors as follows: Each non-employee director will receive an annual retainer of $24,000, payable $6,000 per quarter; and the Chairman of each of the Audit Committee and Compensation Committee will receive an additional annual retainer of $2,000, payable $500 per quarter. All other fees payable to non-employee directors remain unchanged.

In the past, non-employee directors were granted stock options pursuant to the Company’s Amended and Restated 1990 Non-Employee Director Stock Option Plan (the “Director’s Plan”). There are no remaining shares available for issuance under this plan, however, there are options to purchase 128,000 shares that were previously granted and are still outstanding and eligible to be exercised. Accordingly, the terms of the Director’s Plan are still in effect. The exercise price for all options granted under the Director’s Plan is the fair market value of the Common Stock on the date of the option grant.

Beginning in 1999, non-employee directors became eligible to receive stock options pursuant to the Company’s Amended and Restated 1999 Equity Incentive Plan (the “1999 Plan”). The 1999 Plan provides that, unless otherwise determined by the Board of Directors, each director of the Company who is not an employee of the Company shall automatically be granted a nonqualified option to acquire 25,000 shares of Common Stock as of the date he or she is first elected to the Board or, with respect to such directors serving on the Board, as of the effective date of the 1999 Plan. In each case, the option price will be the fair market value of the Common Stock on the date of grant and the expiration date will be the tenth anniversary thereof. Each such nonqualified option will become exercisable in 20% installments beginning on January 1 of the first year after the grant date, and on January 1 of each year thereafter, until such option is fully exercisable on January 1 of the fifth year following the grant date.

The 1999 Plan also provides that, unless otherwise determined by the Board of Directors, each director of the Company who is not an employee of the Company and who has served as a director for six months shall automatically be granted a nonqualified option to acquire 3,000 shares of Common Stock as of January 1st of each year. The option price will be the fair market value of the Common Stock on such date and the expiration date will be the tenth anniversary thereof. These options are exercisable on and after the date that is six months after the date of grant. On January 1, 2003 options to purchase 3,000 shares of Common Stock, at an exercise price of $12.21 per share, were granted to each of Messrs. Jacobs and Segel and Dr. Peck under the 1999 Plan. On January 1, 2004, options to purchase 3,000 shares of Common Stock, at an exercise price of $17.25 per share, were granted to each of Messrs. Jacobs, LaVance and Segel and Dr. Peck under the 1999 Plan. As described in Proposal No. 2 below, the Board of Directors has approved an amendment to the 1999 Plan, subject to the approval of the stockholders, to increase the number of nonqualified options automatically granted to non- employee directors such that on March 1, 2004 and on January 1st of each year thereafter, commencing January 1, 2005, the non-employee director would be granted a nonqualified option to purchase 8,000 shares of Common Stock.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young as the independent public accountants to audit the Company’s consolidated financial statements for the fiscal year ending September 25, 2004. Ernst & Young has continuously served as the Company’s independent public accountants since June 24, 2002 following the dismissal of Arthur Andersen as described above under the heading “Information Regarding Change in Independent Auditors.”

A representative of Ernst & Young will be available during the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

PROPOSAL 2

AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED 1999 EQUITY

INCENTIVE PLAN

Description of Proposed Amendments.

In December 2003, the Board of Directors approved, subject to stockholder approval, an amendment to the Amended and Restated 1999 Equity Incentive Plan (the “1999 Plan”) to increase the number of options automatically granted to each non-employee director each year from options to purchase 3,000 shares to options to purchase 8,000 shares. The first grant of options to purchase 8,000 shares would be effective as of March 1, 2004, and on each January 1st thereafter each eligible director would receive a grant of options to purchase 8,000 shares commencing on January 1, 2005. If this amendment is approved by the stockholders, the first sentence of Section 7(b) of the 1999 Plan will be deleted in its entirety and replaced with the following:

“(b) Each Eligible Director serving as a Director on March 1, 2004 shall automatically be granted a Nonqualified Option to acquire 8,000 shares of Common Stock on March 1, 2004, and each Eligible Director who has served as a Director for six months shall automatically be granted a Nonqualified Option to acquire 8,000 shares of Common Stock on January 1 of each year thereafter, beginning with January 1, 2005, the option price for which shall be the Fair Market Value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof.”

The increase in the number of options automatically granted is proposed in part to compensate the non-employee directors for their increased responsibilities and duties as a result of recently enacted legal and regulatory requirements. In the event this proposal is not approved, Section 7(b) of the 1999 Plan will remain unchanged and eligible non-employee directors will continue to receive options to purchase 3,000 shares on each January 1st, subject to the terms of the 1999 Plan.

The Board of Directors has also approved an amendment to the 1999 Plan, subject to stockholder approval, to limit the maximum number of option shares which may be granted to any one individual in a fiscal year. If the amendment is approved, the following new sentence would be added to the end of paragraph (a) of Section 5 of the 1999 Plan:

“Subject to adjustment under subsection (b), the maximum aggregate number of shares of the Company’s Common Stock for which grants may be made to any employee during any fiscal year shall be 500,000 shares.”

The sole purpose of the amendment is to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code generally limits the deductibility of compensation paid to the chief executive officer and the four other highest paid officers to $1,000,000 per year. Performance-based compensation is not subject to this limitation on deductibility. Compensation qualifies as performance-based only if it is payable on account of the attainment of one or more performance goals and certain other requirements are satisfied. One of these other requirements is that the plan under which the compensation is paid be approved by the stockholders and state a limit on the maximum number of option shares that can be granted to any individual in one year. The 1999 Plan is already in compliance with the other requirements of Section 162(m), but did not previously place a limit on the number of options that could be granted to an individual in any one year.

Stockholder approval of the amendment to the 1999 Plan will entitle the Company to tax deductions, without regard to the $1,000,000 limit on deductibility under Section 162(m), in connection with the exercise of options granted thereunder.

The adoption or failure to adopt this proposal will not affect the rights of holders of options previously granted under the 1999 Plan or enable the Company to deduct amounts in excess of the Section 162(m) limit on options already granted. The only effect of the proposal will be to permit the Company to deduct compensation paid to the chief executive officer and the four other highest paid officers in excess of $1,000,000 to the extent attributable to gain on the exercise of stock options granted under the 1999 Plan after the date of stockholder approval of the proposal. The failure to adopt this proposal will deprive the Company of the tax benefit described above with respect to the Chief Executive Officer and the four other most highly paid officers.

Description of the 1999 Plan.

The following is a summary of the material features of the 1999 Plan.

Purpose.

The 1999 Plan was approved by the Company’s stockholders in March 1999. The purposes of the 1999 Plan are to attract and retain employees and directors to provide an incentive for them to assist the Company in achieving long-range performance goals, and to enable them to participate in the long-term growth of the Company.

Options to be Granted.

Under the 1999 Plan, the Company may grant (i) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) options that are not qualified as incentive stock options (“nonqualified stock options”).

Eligible Participants.

All employees, and in the case of awards other than incentive stock options, directors of the Company or any affiliate (as that term is defined in the 1999 Plan) capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to participate in the 1999 Plan.

Administration.

The 1999 Plan is currently administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee serves at the pleasure of the Board of Directors which can, at its sole discretion, discharge any member of the Committee, appoint additional new members in substitution for those previously appointed and/or fill vacancies regardless of how they are caused. The Board of Directors of the Company has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the 1999 Plan and to interpret provisions of the Plan. The Board of Directors may delegate, to the extent permitted by applicable law, to the Committee the power to make awards to participants and all determinations under the 1999 Plan with respect thereto.

Securities to be Offered.

The maximum aggregate number of shares of Common Stock available for issuance under the 1999 Plan is 300,000 shares, plus an annual increase to be made on the first day of each fiscal year equal to the lesser of (i) 2 1/2% of the Issued Shares (as defined below) on the last day of the immediately preceding fiscal year, (ii) 500,000 shares, or (iii) an amount determined by the Board of Directors. “Issued Shares” means the number of shares of the Company’s Common Stock outstanding on the last day of the immediately preceding fiscal year, plus any shares reacquired by the Company during the fiscal year that ends on that date. The shares of Common Stock available for issuance under the 1999 Plan are subject to adjustment for any stock dividend, recapitalization, stock split, stock combination or certain other corporate reorganizations. Shares issued may consist in whole or in part of authorized but unissued shares or treasury shares. Shares subject to an award that expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded will again be available for award under the 1999 Plan. As described above, if Proposal No. 2 is approved, the maximum number of option shares which may be granted to an individual in a fiscal year would be limited to 500,000 shares. As of January 13, 2004, there were an aggregate of 2,330,000 shares of Common Stock that have been authorized to be issued under the 1999 Plan. The closing price of the Company’s Common Stock on January 13, 2004 was $17.74.

Nonqualified and Incentive Stock Options.

Subject to the provisions of the 1999 Plan, the Board may award incentive stock options and nonqualified stock options and determine the number of shares to be covered by each option, the option price therefor and the conditions and limitations applicable to the exercise of the option. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable award or thereafter. The Board may provide for the automatic award of an option upon the delivery of shares to the Company in payment of an option for up to the number of shares so delivered.

The terms and conditions of incentive stock options shall be subject to and comply with Section 422 of the Code and any regulations thereunder. No incentive stock option granted under the 1999 Plan may be granted more than ten years after the effective date of the 1999 Plan and no such grant may be exercisable more than ten years from the date of grant (five years after the date of grant for incentive stock options granted to holders of more than ten percent of the Common Stock). Incentive stock options shall be granted only to employees of the Company and shall be transferable by the optionee only by the laws of descent and distribution, and shall be exercisable only by the employee during his or her lifetime.

The exercise price of options granted under the 1999 Plan may not be less than the fair market value of the Common Stock on the date of grant. Incentive stock options may be granted to holders of more than 10% of the Company’s outstanding voting capital stock only at an exercise price of at least 110% of the fair market value of such stock on the date of grant.

Options Granted to Non-Employee Directors

The 1999 Plan provides that, unless otherwise determined by the Board of Directors, each director of the Company who is not an employee of the Company or affiliated with any holder of more than 5% of the outstanding voting stock of the Company shall automatically be granted a nonqualified option to acquire 25,000 shares of Common Stock as of the date he or she is first elected to the Board or, with respect to such directors serving on the Board as of the effective date of the 1999 Plan, as of the date of the Company’s 1999 Annual Meeting. In each case, the option price for such options will be the fair market value of the Common Stock on the date of grant and the expiration date will be the tenth anniversary thereof. Each such nonqualified option will become exercisable in 20% installments beginning on January 1 of the first year after the grant date, and on January 1 of each year thereafter, until such option is fully exercisable on January 1 of the fifth year following the grant date.

Furthermore, the 1999 Plan currently provides that, unless otherwise determined by the Board of Directors, each director of the Company who is not an employee of the Company and who has served as a director for six months shall automatically be granted a nonqualified option to acquire 3,000 shares of Common Stock as of January 1 of each year, beginning with January 1, 2000. As further described above, if Proposal No. 2 is approved, the number of nonqualified options automatically granted would be increased from nonqualified options to acquire 3,000 shares to nonqualified options to acquire 8,000 shares. The option price of these automatically granted options is and will continue to be the fair market value of the Common Stock on such date and the expiration date will be the tenth anniversary thereof. These options are and will continue to be exercisable on and after the date that is six months after the date of grant.

In addition, the Board may provide for such other terms and conditions of these options as it may determine, as shall be set forth in the applicable option agreements, including, without limitation, acceleration of exercise upon a change of control of the Company, termination of the options, and the effect on such options of the death, retirement or other termination of service as a director of the optionholder.

General Provisions

Each award shall be evidenced by a written document delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the 1999 Plan as the Board considers necessary or advisable. Each type of award may be made alone, in addition to, or in relation to any other type of award. The terms of each type of award need not be identical and the Board need not treat participants uniformly. The Board may amend, modify or terminate any outstanding award, including substituting therefor another award, changing the date of exercise or realization and converting an incentive stock option to a nonqualified stock option, provided that the participant’s consent to such action shall be required unless the Board determines that the action would not materially and adversely affect the participant.

The Board of Directors will determine whether awards granted pursuant to the 1999 Plan are settled in whole or in part in cash, Common Stock, other securities of the Company, other property or such other methods as the Board of Directors may deem appropriate. The Board may permit a participant to defer all or any portion of a payment under the 1999 Plan. In the Board’s discretion, tax obligations required to be withheld in respect of an award may be paid in whole or in part in shares of Common Stock, including shares retained from such award. The Board will determine the effect on an award of the death, disability, retirement or other termination of employment of a participant and the extent to which and period during which the participant’s legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder. Except as otherwise provided by the Board, awards under the 1999 Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution.

The Board in its discretion may take certain actions in order to preserve a participant’s rights under an award in the event of a change in control of the Company, including (i) providing for the acceleration of any time period relating to the exercise or realization of the award, (ii) providing for the purchase of the award for an amount of cash or other property that could have been received upon the exercise or realization of the award had the award been currently exercisable or payable, (iii) adjusting the terms of the award in order to reflect the change in control, (iv) causing the award to be assumed, or new rights substituted therefor, by another entity, or (v) making such other provision as the Board may consider equitable and in the best interest of the Company, provided that, in the case of an action taken with respect to an outstanding award, the participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the participant.

The Board of Directors of the Company may amend, suspend or terminate the 1999 Plan or any portion thereof at any time; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations.

United States Federal Income Tax Consequences

The following general discussion of the Federal income tax consequences of the issuance and exercise of options granted under the 1999 Plan is based upon the provisions of the Code as in effect on the date hereof, current regulations thereunder and existing administrative rulings of the Internal Revenue Service. This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the 1999 Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances of individual holders of securities, each option holder should consider his personal situation and consult with his tax advisor with respect to the specific tax consequences applicable to him. The 1999 Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Incentive Stock Options. Incentive stock options granted under the 1999 Plan are intended to qualify as incentive stock options under Section 422 of the Code.

A participant generally will not recognize taxable income upon the grant or exercise of an incentive stock option. Under certain circumstances, however, there may be alternative minimum tax or other tax consequences, as described below. If an option holder does not make a “disqualifying disposition” (as defined below), then the option holder will not recognize any taxable income until shares are sold or exchanged, and any gain recognized upon disposition of shares will be taxable as long term capital gain. A “disqualifying disposition” means any disposition of shares acquired on the exercise of an incentive stock option where such disposition occurs within two years of the date the option was granted or within one year of the date the shares were transferred to the option holder. The use of the shares acquired pursuant to the exercise of an incentive stock option to pay the option exercise price under another incentive stock option is treated as a disposition for this purpose.

In general, if the option holder makes a disqualifying disposition, then the excess of (a) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount realized upon disposition of the shares over (b) the option exercise price will be taxable to the option holder as ordinary income. In the case of a gift or certain other transfers, the amount of taxable ordinary income is not limited to the gain that would have resulted from a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. In the case of a disqualifying disposition, if the amount realized on disposition of the shares exceeds the fair market value of the shares on the date of exercise, the excess will be taxed as either long-term or short-term capital gain depending on the option holder’s holding period for the shares. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.

Certain option holders are subject to Section 16(b) of the Securities Exchange Act of 1934 upon their sale of shares of Common Stock. If an option holder is subject to Section 16(b), the date on which the fair market value of the shares is determined may similarly be postponed. The Treasury regulations have not yet been amended to conform with the most recent revision to Section 16(b). However, it is generally anticipated that the date on which the fair market value of the shares is determined will be the earlier of (i) the date six months after the date the stock option was granted, or, (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder’s most recent grant or purchase of Common Stock prior to his or her exercise of the stock option. On the determination date, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock at that time over the option exercise price.

Despite the general rule, in the case of a substantial risk of forfeiture, or in the case of recipients subject to Section 16(b) (if the determination date is after the date of exercise), the option holder may make an election pursuant to Section 83(b) of the Code, in which case the option holder will recognize ordinary taxable income at the time the stock option is exercised and not on the later date. In order to be effective, the Section 83(b) election must be made and filed with the IRS within 30 days after exercise.

In general, the fair market value of the shares on the date of exercise, less the exercise price, will be included in the option holder’s alternative minimum taxable income in the year the option is exercised. However, if in the same year, the shares are disposed of at a lower price, then alternative minimum taxable income is calculated using this lower price instead of the shares’ fair market value on the date of exercise. The application of the alternative minimum tax rules for option holders subject to Section 16(b) or who receive shares that are not “substantially vested” is more complex and may depend upon whether such holders are entitled to and make a

Section 83(b) Election. Because of the many adjustments that apply to the computation of the alternative minimum tax, it is not possible to predict the application of such tax to any particular option holder. An option holder may owe alternative minimum tax even though he has not disposed of the shares or otherwise received any cash with which to pay the tax. The alternative minimum tax rate is higher than the rate applicable to long-term capital gains.

The Company will not be entitled to any deduction with respect to the grant or exercise of incentive stock options. In addition, no deduction will be allowed to the Company upon the disposition of stock acquired upon the exercise of an incentive stock option, unless the disposition is a disqualifying disposition. In the case of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of compensation income that is recognized by the employee as a result of the disqualifying disposition.

Nonqualified Stock Options. A recipient of a nonqualified stock option generally will not recognize any income for federal tax purposes with respect to the option until the option is exercised. At that time, subject to certain limited exceptions, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date acquired over the option exercise price.

The application of the tax rules to an option holder who receives shares that are subject to a substantial risk of forfeiture (for example, if the shares must be returned to the Company if the recipient does not work for the Company for a period of time, if any, specified in the award) are more complex. In that case, the recipient generally will not recognize income until the date the shares are no longer subject to the substantial risk of forfeiture, unless a Section 83(b) election (described below) is made.

Certain option holders are subject to Section 16(b) of the Securities Exchange Act of 1934 upon their sale of shares of Common Stock. If an option holder is subject to Section 16(b), the date on which the fair market value of the shares is determined may similarly be postponed. The Treasury regulations have not yet been amended to conform with the most recent revision to Section 16(b). However, it is generally anticipated that the date on which the fair market value of the shares is determined will be the earlier of (i) the date six months after the date the stock option was granted, or (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder’s most recent grant or purchase of Common Stock prior to his or her exercise of the stock option. On the determination date, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock at that time over the option exercise price.

Despite the general rule, in the case of a substantial risk of forfeiture, or in the case of recipients subject to Section 16(b) (if the determination date is after the date of exercise), the option holder may make an election pursuant to Section 83(b) of the Code, in which case the option holder will recognize ordinary taxable income at the time the stock option is exercised and not on the later date. In order to be effective, the Section 83(b) election must be made and filed with the IRS within 30 days after exercise.

When an option recipient recognizes income, the Company will generally be entitled to a compensation deduction for federal income tax purposes in an amount equal to the taxable income recognized by the recipient, provided that the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

Upon a subsequent sale of shares acquired by the exercise of a nonqualified stock option, a recipient generally will recognize capital gain (or loss) equal to the amount by which the selling price of the shares exceeds (or is exceeded by) their fair market value on the date of exercise. The capital gain or loss will be short-term or long-term depending upon how long the shares were held. Any capital gain or loss would be long-term if the holding period for the shares was more than twelve months. The holding period for the shares generally would begin on the date the shares were acquired, and would not include the period of time during which the option was held.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares of the Company’s Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the amendments of the 1999 Equity Incentive Plan.

The Company’s Board of Directors recommends that stockholders vote FOR approval of the amendments to the 1999 Plan.

Equity Compensation Plan Information

The Company maintains a number of equity compensation plans for employees, officers, directors and others whose efforts contribute to the Company’s success. The table below sets forth certain information as of the Company’s fiscal year ended September 27, 2003 regarding the shares of the Company’s Common Stock available for grant or granted under stock option plans that (i) were approved by the Company’s stockholders, and (ii) were not approved by the Company’s stockholders.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights (a)	Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights (b)	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	2,111,138	$9.25	826,200
Equity compensation plans not approved by security holders(2)	1,116,615	$8.12	535,257

Total	3,227,753	$8.86	1,361,457

(1)	Includes the following plans: 1986 Combination Stock Option Plan; Amended and Restated 1990 Non-employee Director Stock Option Plan; 1995 Combination Stock Option Plan; Amended and Restated 1999 Equity Incentive Plan; and 2000 Employee Stock Purchase Plan. Also includes the following plans which the Company assumed in connection with its acquisition of Fluoroscan Imaging Systems in 1996: FluoroScan Imaging Systems, Inc. 1994 Amended and Restated Stock Incentive Plan and FluoroScan Imaging Systems, Inc. 1995 Stock Incentive Plan. For a description of these plans, please refer to Footnote 6 contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003.
(2)	Includes the following plans: 1997 Employee Equity Incentive Plan and 2000 Acquisition Equity Incentive Plan. A description of each of these plans is as follows:

1997 Employee Equity Incentive Plan. The purposes of the 1997 Employee Equity Incentive Plan (the “1997 Plan”), adopted by the Board of Directors in May 1997, are to attract and retain key employees, consultants and advisors, to provide an incentive for them to assist us in achieving long-range performance goals, and to enable such person to participate in the Company’s long-term growth. In general, under the 1997 Plan, all employees, consultants, and advisors who are not executive officers or directors are eligible to participate in the 1997 Plan. The 1997 Plan is administered by a committee consisting of at least three members of the Board appointed by the Board of Directors. Participants in the 1997 Plan are eligible to receive non-qualified stock options, stock appreciation rights, restricted stock and performance shares. A total of 1,100,000 shares of the Company’s Common Stock were reserved for issuance under the 1997 Plan. Of the shares reserved for issuance under the 1997 Plan, as of September 27, 2003, options to purchase 753,971 shares had been granted and were outstanding and 72,061 shares remained available for grant.

2000 Acquisition Incentive Plan. The purpose of the 2000 Acquisition Equity Incentive Plan (the “2000 Plan”), adopted by the Board of Directors in April 2001, is to attract and retain (a) employees, consultants and advisors, of newly acquired businesses who have been or are being hired as employees, consultants or advisors of the Company or any of its consolidated subsidiaries, and (b) employees, consultants and advisors, of the Company who have or are anticipated to provide significant assistance in connection with the acquisition of a newly acquired business or its integration with the Company, and to provide such persons an incentive for them to achieve long-range performance goals, and to enable them to participate in Company long-term growth. In general, under the 2000 Plan, only employees, consultants and advisors who are not officers or directors of Company are eligible to participate in the 2000 Plan. The 2000 Plan is administered by the Board or, at its option, a committee consisting of at least three members of the Board appointed by the Board of Directors. Participants in the 2000 Plan are eligible to receive non-qualified stock options, stock appreciation rights, restricted stock and performance shares. A total of 1,000,000 shares of the Company’s Common Stock were reserved for issuance under the 2000 Plan. Of the shares reserved for issuance under the 2000 Plan, as of September 27, 2003, options to purchase 362,644 shares had been granted and were outstanding and 463,196 shares remained available for grant. Effective December 17, 2003, the Board of Directors voted to decrease the number of shares available for issuance under this Plan from 1,000,000 shares to 800,000 shares. As of December 17, 2003, after taking into account the decreased number of shares available for issuance, there were options to purchase 391,251 shares granted and outstanding and 221,424 shares that remained available for grant.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of January 13, 2004 with respect to the beneficial ownership of the Company’s Common Stock of each director, each nominee for director, each named executive officer in the Summary Compensation Table under “Executive Compensation” below, all current executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company’s Common Stock. This information is based upon information received from or on behalf of the named individuals or from publicly available information and filings by or on behalf of those persons with the Securities and Exchange Commission. Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percent of Common Shares
5% Beneficial Owners:

Kahn Brothers & Company, Inc. (1) 555 Madison Avenue New York, NY 10022	1,777,120	8.8%

Pequot Capital Management, Inc. (2) 500 Nyala Farm Road Westport, CT 06880	1,491,300	7.4%

MFS Investment Management (3) 500 Boylston Street Boston, MA 02116	993,240	4.9%

Officers and Directors:

Jay A. Stein (4)	490,100	2.4%

John W. Cumming (6)	375,122	1.8%

Glenn P. Muir (5)	287,808	1.4%

Peter C. Kershaw (5)	11,750	*

John Pekarsky (5)	18,569	*

Irwin Jacobs (5)	81,000	*

David R. LaVance, Jr. (5)	10,000	*

William A. Peck (5)	67,000	*

Gerald Segel (5)	84,000	*

Nancy L. Leaming (5)	5,000	*

All current directors and executive officers as a group (13 persons) (5)	1,499,164	7.0%

*	Less than one percent.
(1)	Based on information contained in a Schedule 13F filed by Kahn Brothers & Company, Inc. with the Securities and Exchange Commission on November 4, 2003. The filing indicated that as of September 30, 2003, Kahn Brothers & Company, Inc. had no voting power and sole investment power over all 1,777,120 shares.
(2)	Based on information contained in a Schedule 13F filed by Pequot Capital Management, Inc. with the Securities and Exchange Commission on November 24, 2003. The filing indicated that as of September 30, 2003, Pequot Capital Management, Inc. had sole voting and/or investment power over all 1,491,300 shares.

(3)	Based on information contained in a Schedule 13F filed by MFS Investment Management with the Securities and Exchange Commission on November 24, 2003. The filing indicated that as of September 30, 2003, MFS Investment Management had sole voting power over 968,440 shares, no voting power over 24,800 shares and sole investment power over all 993,240 shares.
(4)	Includes 7,230 shares held by, or in trust, for Dr. Stein’s children all of which shares Dr. Stein disclaims beneficial ownership. Also includes options to purchase 202,500 shares of Common Stock which are exercisable within 60 days after January 13, 2004.
(5)	Includes the following shares subject to options which are exercisable within 60 days after January 13, 2004; Mr. Muir - 247,000; Mr. Kershaw - 11,750; Mr. Pekarsky - 18,000; Mr. Jacobs - 73,000; Mr. LaVance - 10,000; Dr. Peck - 67,000; Mr. Segel - 73,000; Ms. Leaming - 5,000; and all current directors and executive officers as a group – 1,144,440.
(6)	Includes options to purchase 363,500 shares of Common Stock held by Mr. Cumming and options to purchase 4,875 shares of Common Stock held by Mr. Cumming’s wife, all of which are exercisable within 60 days after January 13, 2004 and 427 shares of Common Stock held Mr. Cumming’s wife. Mr. Cumming disclaims beneficial ownership with respect to all shares and options to purchase shares of Common Stock held by his wife.

EXECUTIVE OFFICERS

The names of the executive officers of the Company who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

Name	Age	Title
Robert A. Cascella	49	Chief Operating Officer

Peter C. Kershaw	50	Vice President, Manufacturing

John Pekarsky	50	Senior Vice President, Sales and Strategic Accounts

Peter Soltani	43	Vice President and General Manager, Direct Radiography Corp.

Eric von Stetten	42	Vice President and General Manager, Osteoporosis Assessment & Mini C-arm Imaging

Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company.

Robert A. Cascella joined the Company in February 2003 as Chief Operating Officer and was promoted to President in September 2003. Prior to joining the Company, from 1998 to 2003, Mr. Cascella was a managing partner of CFG Capital LLC, an investment banking firm specializing in healthcare. Prior to joining CFG Capital, from 1995 to 1998, Mr. Cascella was Chief Operating Officer and Vice President of Finance for NeoVision Corporation, a developer of 3D ultrasound technology used for real-time guidance of interventional breast procedures. From 1987 to 1994, Mr. Cascella held the positions of President, Chief Operating Officer and Chief Financial Officer for Fischer Imaging Corporation. Mr. Cascella received a B.S. in Finance from Fairfield University in 1978.

Peter C. Kershaw was appointed to his current position of Vice President, Manufacturing in April 2003. From July 2001 to April 2003, he served as Vice President and General Manager of the Company’s Lorad division. Prior to joining the Company, Mr. Kershaw was President of Bespak Medical Device Division from 1998 to 2001 and held the position of Vice President and General Manager of such company from 1996 to 1998. From 1991 to 1996, Mr. Kershaw was Vice President of Operations at Bard Cardiology, a division of C.R. Bard and served as Director of Manufacturing from 1989 to 1991. Prior to joining Bard Cardiology, Mr. Kershaw was with Johnson & Johnson Orthopedics serving in a variety of engineering and manufacturing management roles from 1982 to 1989. Mr. Kershaw received an MBA from Duquesne University in 1980.

John Pekarsky joined the Company in September 2000 in connection with the acquisition of the mammography assets from Trex Medical where he served as Vice President, National Accounts. In August 2002, Mr. Pekarsky was appointed as the Company’s Senior Vice President, Sales and Strategic Accounts. From February 1998 to September 2000, Mr. Pekarsky served in a number of enterprise and national account roles at Trex Medical. Prior to joining Trex Medical, Mr. Pekarsky was employed with CTI PET Systems from October 1996 to February 1998 and with Siemens Medical Systems from January 1984 to October 1996 serving in a variety of sales and sales management roles. Mr. Pekarsky received a Master of Public Health degree in Health Services Administration from the University of Pittsburgh.

Peter Soltani joined the Company in November 2000 as Vice President and General Manager of Direct Radiography Corp. Prior to joining the Company, Dr. Soltani served as General Manager, NDT Business Group, Digital Systems at AGFA Corporation from 1999 to November 2000. From 1994 to 1999, Dr. Soltani served as General Manager, Imaging Systems Division of Liberty Technologies, a division of Crane Nuclear, Inc. Prior to joining Liberty Technologies, Dr. Soltani was with Quantex Corporation, serving as Vice President, Technology from 1992 to 1994, Director, Product Development from 1990 to 1992 and as a Senior Staff Scientist from 1986 to 1990. Dr. Soltani is the principal author or co-author of a number of patents related to digital imaging technologies and has published numerous articles on digital imaging. Dr. Soltani received a Ph.D. in Materials Engineering from the University of Maryland in 1994.

Eric von Stetten has held numerous positions with the Company since joining the Company in 1990. Dr. von Stetten was appointed to his current position of Vice President and General Manager, Osteoporosis Assessment and Mini C-arm Imaging in September 2000 and served as Scientific Director for the Company’s bone densitometry products from 1999 to 2000. Prior thereto, Dr. von Stetten held the position of Director, Ultrasound Technologies from 1996 to 1999 and Principal Scientist from 1993 to 1996. Dr. von Stetten is the principal author or co-author of several patents related to osteoporosis testing devices and has published numerous papers on osteoporosis assessment technologies. Dr. von Stetten received a Ph.D. in Experimental Solid State Physics from Brandeis University in 1990.

CODE OF ETHICS

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer and its principal financial officer, principal accounting officer and controller, and other persons performing similar functions. The Company’s Code of Ethics for Senior Financial Officers is publicly available on its website at www.hologic.com. If the Company makes any substantive amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions, the Company will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver in a report on Form 8-K.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation during the last three fiscal years of the Company’s Chief Executive Officer and the four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for services in all capacities to the Company during the last fiscal year who were serving as executive officers at the end of the last fiscal year (the “named executive officers”).

Long-Term Compensation
Name and Principal Position	Fiscal Year	Annual Compensation					Restricted Stock Awards ($) (1)		Securities Underlying Options (#)	All Other Compensation ($) (2)
		Salary ($)		Bonus ($)
John W. Cumming (3) Chairman of the Board, President and CEO	2003 2002 2001	$ $ $	390,952 333,429 302,262		$358,995 — —	(4)		— — —	— 126,000 220,000		— — —

Jay A. Stein Chairman Emeritus and Chief Technical Officer	2003 2002 2001	$ $ $	209,118 201,154 191,376		$10,000 — —		$	— — 41,628	— 61,000 20,000	$ $ $	3,000 2,750 2,625

Glenn P. Muir Executive Vice President, Finance and Administration	2003 2002 2001	$ $ $	245,258 217,596 205,225		$60,000 — —		$	— — 41,628	— 126,000 70,000	$ $ $	3,000 2,750 2,625

Peter C. Kershaw (5) Vice President, Manufacturing	2003 2002 2001	$ $ $	211,719 191,802 36,538	$	— 25,000 —			— — —	— 10,500 35,000	$ $	2,785 1,863 —

John Pekarsky Senior Vice President, Sales and Strategic Accounts	2003 2002 2001	$ $ $	240,609 221,569 136,814		— — —			— — —	— 35,500 5,000	$ $ $	3,000 2,750 3,275

(1)	Represents 6,000 restricted shares of Common Stock granted to Mr. Muir and Dr. Stein on November 9, 2000. The amounts reported in this column represent the fair market value of restricted shares of Common Stock granted on November 9, 2000 calculated as of the grant date. At September 27, 2003, the aggregate number of restricted shares and fair market value of such shares on that date held by the respective named executive officers was as follows: Dr. Stein – 6,000 shares with an aggregate fair market value of $78,780, and Mr. Muir – 6,000 shares with an aggregate fair market value of $78,780. Dividends, if any, paid to holders of the Company’s Common Stock would also be paid to holders of restricted shares.
(2)	The amounts reported in this column consist of the Company’s matching contribution under its 401(k) Profit-Sharing Plan.
(3)	In July 2001, Mr. Cumming was appointed by the Company’s Board of Directors as the Company’s Chief Executive Officer, President and a director.
(4)	Includes $283,995 paid under the special bonus program approved in December 2002 to repay on a quarterly basis over a three year period the outstanding loan to purchase a local primary residence together with interest and taxes, and $75,000 paid under the Executive Bonus Program for fiscal 2003. See also “Certain Relationships and Related Transactions” below.
(5)	Mr. Kershaw joined the Company in July 2001.

Stock Option Grants in Last Fiscal Year

No stock options were granted to the Company’s named executive officers during the fiscal year ended September 27, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended September 27, 2003 and the fiscal year-end value of unexercised options for the Company’s named executive officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable / Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (1) Exercisable / Unexercisable
J. Cumming	—	—	338,916 / 137,084	$2,061,962 / $802,868
J. Stein	—	—	200,083 / 13,917	$814,562 / $ 73,020
G. Muir	18,000	$120,740	235,333 / 93,667	$975,145 / $476,513
P. Kershaw	10,000	$75,285	10,500 / 25,000	$61,695 / $140,575
J. Pekarsky	—	—	13,833 / 26,667	$66,662 / $ 79,478

(1)	Based upon the $13.13 closing market price of the Company’s Common Stock as reported on the Nasdaq Stock Market’s National Market on September 27, 2003 minus the respective option exercise price.

Severance and Separation Agreements

Severance agreements are in effect between the Company and the following named executive officers: Messrs. Cumming and Muir and Dr. Stein. The agreements are intended to encourage the executives to continue to carry on their duties in the event of a change of control of the Company. The agreements provide that 30 days after a change of control, the Company shall pay the executive a lump sum in cash equal to the sum of the executive’s annual salary for the fiscal year immediately preceding the change of control plus the executive’s highest annual bonus, multiplied by three. In addition, the agreements provide that, upon a change of control, all unvested stock options or stock appreciation rights held by the executive shall become immediately exercisable for a one year period following the executive’s termination date. These severance agreements confer no benefits prior to a change of control. In the event that any payments received by the executive in connection with a change of control are subject to the excise tax imposed upon certain change of control payments under federal tax laws, the agreements provide that the Company’s auditing firm immediately preceding the change of control shall compute the excise tax imposed on the executive and the Company shall pay that amount to the executive to provide the executive with a payment that is economically equivalent to the payment he would have received but for the imposition of the excise tax. Under the terms of these severance agreements, if the executive remains employed through the one year anniversary of a change of control, then the executive will receive a special bonus (the “special bonus”) equal to the sum of the executive’s annual salary and highest annual bonus (as defined in the agreements). In addition, if termination of an executive’s employment occurs within the three-year period following a change of control of the Company and such termination is by the Company (or its successor) without cause or termination is by the executive for good reason, then the executive will be entitled to receive, among other things, in a lump sum in cash: (i) the executive’s accrued salary; (ii) a pro rata portion of such executive’s highest annual bonus; (iii) to the extent not previously paid, the special bonus; (iv) continued welfare benefits for a period of one year; and (v) any compensation previously deferred by the executive and any accrued bonus amounts or vacation pay.

The Company also has separation agreements with Messrs. Cumming, Muir, Kershaw and Pekarsky, four named executive officers. Under the terms of these agreements, if the executive’s employment is terminated for any reason other than cause, the executive will receive a separation package which will include a salary contribution of up to one year of base salary and continued medical and dental benefits up to the earlier of one year or such time as the executive becomes re-employed. The separation agreements for Messrs. Kershaw and Pekarsky survive a change in control, but cannot be triggered by a change in control or any voluntary separation notice given by the executive. These separation agreements for Messrs. Cumming and Muir do not survive a change in control.

Compensation Committee Interlocks and Insider Participation

Decisions regarding executive compensation are made by the Company’s Compensation Committee of the Board of Directors, which is currently composed of Irwin Jacobs, David LaVance, William A. Peck, Gerald Segel and Nancy Leaming. The Compensation Committee also administers the Company’s stock option and incentive plans, Executive and Key Employee Bonus Program, Oracle Implementation Bonus Plan, Performance - Bonus Plan, and 401(k) Profit-Sharing Plan. None of the members of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors, consisting entirely of independent non-management directors, approves all policies under which compensation is paid or awarded to the Company’s executive officers. For fiscal 2003, the Committee was comprised of Messrs. Jacobs, LaVance, Segel, and Dr. Peck.

The Company’s Compensation Philosophy and Plan

The Company’s executive compensation program is designed to attract and retain superior executive talent, to provide incentives and rewards to executive officers who will contribute to the long-term success of the Company and to closely align the interests of executives with those of the Company’s stockholders.

The Committee reviews the Company’s executive compensation program through the application of the subjective business judgment of each of its members and through an informal survey of executive compensation programs of peer companies. The Compensation Committee does not use a quantitative method or use a mathematical formula to set any element of compensation for a particular executive officer. The Compensation Committee uses discretion and considers all elements of an executive’s compensation package when setting each portion of compensation which is based upon corporate performance and individual initiatives and performance. The principal elements of the Company’s executive compensation program consist of: (i) base annual salary, (ii) executive bonus program and (iii) equity awards.

Base Annual Salaries. Base annual salaries for executive officers are initially determined by evaluating the responsibilities of the position and the experience and knowledge of the individual. Also taken into consideration is the competitiveness of the marketplace for executive talent, including a comparison of base annual salaries for comparable positions at peer companies. Individual adjustments are made at the discretion of the Compensation Committee, taking into consideration factors such as the Company’s performance and the Compensation Committee’s subjective perception of the individual’s performance.

Executive Bonus Program. The Compensation Committee of the Board of Directors approved an Executive and Key Employee Bonus Program for fiscal 2003 under which executive officers, senior management and key contributors selected by the Compensation Committee were eligible for cash bonuses, awarded at the discretion of the Compensation Committee, to be paid in the first quarter of fiscal 2004. This program is designed to attract and retain key talent and is directly related to the Company’s success and to an overall increase in shareholder value. Under this program, executive officers are measured against a combination of strategic, divisional and individual goals to qualify for a bonus. Considerations include an evaluation of overall and divisional revenues and profitability, new product development and introductions, and improved shareholder value. Based on an evaluation of the Company’s overall profitability and change in shareholder value during fiscal 2003, bonuses aggregating $205,000 were granted under the Executive Bonus Program to the Company’s executive officers. See “Compensation of Executive Officers – Summary Compensation Table”.

Oracle Implementation Bonus Plan. The Compensation Committee of the Board of Directors approved an Oracle Implementation Bonus Plan under which executive officers, senior management and key contributors selected by the Compensation Committee are eligible for cash bonuses, to be awarded at the discretion of the Compensation Committee. This plan is designed to reward employees for their efforts in completing the implementation of the Company’s new Oracle information system. In the first quarter of fiscal 2004, bonuses of $70,800 were paid to executive officers, senior managers and key contributors under this Plan for work performed in fiscal 2003.

Equity Awards. The third component of executive officers’ compensation are equity awards in the form of stock options and restricted stock grants.

Stock options and restricted stock grants are designed to align the interests of the executive with those of the stockholders. Stock options are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. These options generally vest at the rate of 20% or 25% per year, with the first installment vesting either at the end of one or two years, respectively, from the date of employment (for options granted upon initial employment) or the date of grant and are exercisable within ten years from the date of grant. The restricted stock grants are awards of shares of Common Stock. These awards are generally subject to repurchase by the Company for a two year period from the date of grant. The size of individual option and stock grants are based upon the Committee’s subjective review of the job responsibility and individual contribution to the Company’s success. Previous option and stock grants are considered when awards are determined. These equity awards are designed to provide incentives for the creation of long-term value for the Company’s stockholders. During fiscal 2003, options to purchase 75,000 shares of the Company’s Common Stock were granted to executive officers under the Company’s stock option plans.

Compensation of the Chief Executive Officer

In January 2003, Mr. Cumming’s salary was increased to $400,000 from $350,000, which the Committee considered at the time to be comparable to the salaries of chief executive officers of peer companies based on the Committee’s informal survey of executive compensation at peer companies. In fiscal 2003, Mr. Cumming received a bonus of $75,000 which was paid in the first quarter of fiscal 2004. In fiscal 2003, Mr. Cumming was instrumental in, among other things, driving the Company to increased revenues and earnings, expanding sales distribution efforts and developing new strategic alliances. In addition, in December 2002, in recognition of the exceptional service rendered to the Company by Mr. Cumming, the Compensation Committee approved a special bonus program to provide Mr. Cumming with the funds necessary to pay the quarterly installments due under an outstanding loan. The Company paid Mr. Cumming $283,995 under this special bonus program in fiscal 2003. See “Certain Relationships and Related Transactions” below.

Conclusion

Through these programs, a significant portion of the Company’s executive compensation is linked directly to individual and Company performance in pursuance of strategic goals as well as stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to Company performance and stockholder return, recognizing however, that fluctuations in the operating results of the business may result over time.

THE COMPENSATION COMMITTEE:

Irwin Jacobs, Chairman

David R. LaVance, Jr.

William A. Peck

Gerald Segel

PERFORMANCE GRAPH

The following Performance Graph compares the yearly percentage change in the Company’s cumulative total shareholder return on the Company’s Common Stock for the period from September 26, 1998 through September 27, 2003, based upon the market price of the Company’s Common Stock, with the cumulative total return on the Standard and Poor’s Health Care Supplies Index (the “S&P Health Care Supplies”) and the Russell 2000 for that period. The Performance Graph assumes the investment of $100 on September 26, 1998 in the Company’s Common Stock, the S&P Health Care Supplies, and the Russell 2000, and the reinvestment of any and all dividends.

*	$100 invested on 8/26/98 in stock or on 9/30/98 in index-including reinvestment of dividends.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

Cumulative Total Return

	September 1998	September 1999	September 2000	September 2001	September 2002	September 2003
Hologic, Inc.	100	32.52	57.77	39.22	76.50	105.79
Russell 2000	100	119.07	146.92	115.76	104.99	143.32
S&P Health Care Supplies	100	182.77	214.82	160.01	191.72	269.80

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2001, to assist John W. Cumming, the Company’s Chairman, Chief Executive Officer and a director, in the purchase of a local primary residence in connection with his initial relocation to Danbury, Connecticut to take on the position of Senior Vice President and President of Lorad, the Company loaned Mr. Cumming the principal amount of $300,000 pursuant to a promissory note. In August 2001, in connection with Mr. Cumming’s move to the Company’s Massachusetts headquarters in order to assume the position of Chief Executive Officer and President, the Company loaned Mr. Cumming an additional principal amount of $200,000. This additional $200,000 loan has been consolidated with the original loan into one $500,000 promissory note on the same terms as the original loan. The promissory note bears interest at the rate of 7.0% per year. In April 2002, the Board of Directors deferred the payment obligations under the note by one year, such that the note is now required to be repaid in quarterly installments of $41,666 plus interest, commencing April 1, 2003 until paid in full no later than April 1, 2006. In the event that the Company undergoes a change of control, the balance of the note will be forgiven. In the event Mr. Cumming’s employment with the Company is terminated, either voluntarily or for cause, Mr. Cumming has agreed to repay the balance of the note.

In December 2002, in recognition of the exceptional service rendered to the Company by Mr. Cumming, the Compensation Committee of the Board of Directors approved a special bonus program to provide Mr. Cumming with the funds necessary to pay the quarterly installments due under the loan. Under the special bonus program, for so long as Mr. Cumming remains an officer of the Company and there are amounts remaining to be repaid under the loan, the Company will pay Mr. Cumming a special quarterly bonus equal to the amount due under the loan, including interest due, plus an additional payment equal to the taxes due as a result of the special bonus and such additional payment, such that the net-after-tax special quarterly bonus to be received by Mr. Cumming will equal the principal and interest then due under the loan. During fiscal 2003, the Company paid Mr. Cumming $283,995 under this special bonus program. As of the date of this proxy statement, an aggregate of $333,332 of principal on this loan remains outstanding.

In fiscal 2003, the Company paid Mr. Cumming’s wife compensation in the aggregate amount of approximately $113,000 for services rendered to the Company in her capacity as the Company’s Director of Marketing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (“SEC”). Specific filing deadlines of these reports have been established and the Company is required to disclose in this proxy statement any failure to file by these dates during the fiscal year ended September 27, 2003. To the best of the Company’s knowledge, all of these filing requirements have been satisfied. In making this statement, the Company has relied solely on written representations of its directors and executive officers and any ten percent stockholders and copies of the reports that they filed with the SEC.

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

STOCKHOLDER COMMUNICATIONS

Stockholders may contact the Board of Directors of the Company by writing to them c/o Investor Relations, Hologic, Inc., 35 Crosby Drive, Bedford, MA 01730. All communications directed to the Board will be delivered to the Board of Directors.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled “Report of the Compensation Committee on Executive Compensation,” “Audit Committee Report” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

FINANCIAL MATTERS AND FORM 10-K REPORT

THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY’S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, HOLOGIC, INC., 35 CROSBY DRIVE, BEDFORD, MASSACHUSETTS 01730. ALTERNATIVELY, A BENEFICIAL OWNER OF THE COMPANY’S SECURITIES MAY ACCESS THE COMPANY’S ANNUAL REPORT ON FORM 10-K ON THE COMPANY’S INTERNET WEBSITE AT: http://www.hologic.com/investor.

VOTING PROXIES

The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors’ recommendations.

By order of the Board of Directors

Lawrence M. Levy, Secretary

Bedford, Massachusetts

January 22, 2004

APPENDIX A

HOLOGIC, INC.

AUDIT COMMITTEE CHARTER

ADOPTED ON AUGUST 5, 2003

I. PURPOSE

The primary functions of the Audit Committee (the “Committee”) are to assist the Board of Directors with the oversight of (i) the Company’s financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company’s registered public accounting firm.

The term “registered public accounting firm” as used herein (i) initially shall mean the independent accounting firm serving as the Company’s auditors and (ii) after the October 22, 2003 mandatory date for registration with the Public Company Accounting Oversight Board (the “Accounting Board”) under Section 102 of the Sarbanes-Oxley Act of 2002, shall mean the public accounting firm registered with the Accounting Board which performs the auditing function for the Company.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. It is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Company management, and subject to audit by the Company’s registered public accounting firm.

II. COMPOSITION AND INDEPENDENCE

The Committee shall consist of three or more directors of the Company. The members on the Committee shall meet the independence and other qualification requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations thereunder and the applicable rules of the stock exchange or stock market on which the Company’s securities are traded or quoted, subject to any permitted exceptions thereunder. At least one of the Committee members must satisfy the financial sophistication requirements of the listing standards of the Nasdaq Stock Market, and the Committee shall use diligent efforts to assure that at least one member qualifies as an “audit committee financial expert”, as defined by rules of the Securities and Exchange Commission (“SEC”).

Committee members, including the chairperson, shall be elected by the Board at the annual meeting of the Board of Directors on the recommendation of the Corporate Governance Committee. Members shall serve until their successors shall be duly elected and qualified.

III. MEETINGS AND PROCEDURES

The Audit Committee shall meet no less than four times per year, or more frequently as circumstances require. The Committee may request that members of management, representatives of the registered public accounting firm and others attend meetings and provide pertinent information, as necessary. In order to foster open communications, the Committee shall meet at such times as it deems appropriate or as otherwise required by applicable law, rules or regulations in separate executive sessions to discuss any matters that the Committee believes should be discussed privately.

Committee meetings will be governed by the quorum and other procedures generally applicable to meetings of the Board under the Company’s By-laws, unless otherwise stated by resolution of the Board of Directors.

IV. RESPONSIBILITIES AND DUTIES

A. General Matters

1. The Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, retention (including termination) and oversight of the work of the registered public accounting firm (including resolution of disagreements between management and the registered public accounting firm regarding financial reporting) engaged for the purpose of preparing or issuing its audit report or related work. The registered public accounting firm shall report directly to and be accountable to the Committee.

2. To the extent required by applicable law, rules and regulations, the Committee shall pre-approve all auditing services and non-audit services (including the fees and terms thereof) permitted to be provided by the Company’s registered public accounting firm contemporaneously with the audit, subject to certain de minimus exceptions for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which shall be approved by the Committee prior to the completion of the audit.

3. The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Committee shall determine the extent of funding necessary for payment of (i) compensation to the registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any independent counsel and other advisers retained to advise the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

4. The Committee may form subcommittees consisting of one or more members and delegate to such subcommittees authority to perform specific functions, including without limitation pre-approval of audit and non-audit services, to the extent permitted by applicable law, rules and regulations.

B. Oversight of the Company’s Relationship with the Auditors

With respect to any registered public accounting firm that proposes to perform audit services for the Company, the Committee shall:

1. On an annual basis, review and discuss all relationships the registered public accounting firm has with the Company in order to consider and evaluate the registered public accounting firm’s continued independence. In connection with its review and discussions, the Committee shall: (i) ensure that the registered public accounting firm submits to the Committee a formal written statement (consistent with the Accounting Board independence standards as then in effect) delineating all relationships and services that may impact the objectivity and independence of the registered public accounting firm; (ii) discuss with the registered public accounting firm any disclosed relationship, services or fees (audit and non-audit related) that may impact the objectivity and independence of the registered public accounting firm; (iii) review the registered public accounting firm’s statement of the fees billed for audit and non-audit related services, which statement shall specifically identify those fees required to be disclosed in the Company’s annual proxy statement; (iv) satisfy itself as to the registered public accounting firm’s independence; and (v) obtain and review a report by the registered public accountants describing their internal quality control procedures and any material issues raised by the most recent internal quality review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years and any steps taken to deal with such issues.

2. Ensure the rotation of the lead (or coordinating) audit partner and other significant audit partners as required by applicable law, rules and regulations.

3. Establish clear hiring policies for employees or former employees of the registered public accounting firm proposed to be hired by the Company that meet the SEC regulations and the stock exchange listing standards. In addition, on an annual basis, confirm that the registered public accounting firm is not

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disqualified from performing any audit service for the Company due to the fact that any of the Company’s chief executive officer, chief financial officer, controller, chief accounting officer (or a person serving in an equivalent position) was employed by that registered public accounting firm and participated in any capacity in the audit of the Company during the one-year period preceding the date of the initiation of the audit of the current year’s financial statements.

4. Establish with the registered public accounting firm, the scope and plan of the work to be performed by the registered public accounting firm as part of the audit for the fiscal year.

C. Financial Statements and Disclosure Matters

With respect to the Company’s financial statements and other disclosure matters, the Committee shall:

1. Review and discuss with management and the registered public accounting firm the Company’s quarterly financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations.

2. Review and discuss with management and the registered public accounting firm, the Company’s annual audited financial statements and the report of the registered public accounting firm thereon and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations.

3. Review and discuss all material correcting adjustments identified by the registered public accounting firm in accordance with generally accepted accounting principles and SEC rules and regulations which are reflected in each annual and quarterly report that contains financial statements, and that are required to be prepared in accordance with (or reconciled to) generally accepted accounting principles under Section 13(a) of the Exchange Act and filed with the SEC.

4. Review and discuss all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that have or are reasonably likely to have a current or future effect on financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources, which are required to be disclosed in response to Item 303, Management’s Discussion and Analysis of Financial Condition and Results of Operation, of Regulation S-K.

5. Discuss with management and the registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any judgments about the quality, appropriateness and acceptability of the Company’s accounting principles, clarity of financial statement disclosures, significant changes in the Company’s selection or application of accounting principles and any other significant changes to the Company’s accounting principles and financial disclosure practices which are suggested by the registered public accounting firm or management.

6. Review with management, the registered public accounting firm, and the Company’s counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities with relevant jurisdiction.

7. The review and discussions hereunder with respect to audits performed by the registered public accounting firm shall include the matters required to be discussed by the Accounting Board auditing standards then in effect. These matters would include the auditor’s responsibility under generally accepted auditing standards, the Company’s significant accounting policies, management’s judgments and accounting estimates, significant audit adjustments, the auditor’s responsibility for information in documents containing audited financial statements (e.g., MD&A), disagreements with management, consultation by management with other accountants, major issues discussed with management prior to retention of the auditor and any difficulties encountered in the course of the audit work.

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8. Receive and review all other reports required under the Exchange Act to be provided to the Committee by the registered public accounting firm including, without limitation, reports on (i) all critical accounting policies and practices used by the Company, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm, and (iii) all other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

9. Following completion of its review of the annual audited financial statements, recommend to the Board of Directors, if appropriate, that the Company’s annual audited financial statements and the report of the registered public accounting firm thereon be included in the Company’s annual report on Form 10-K filed with the SEC.

10. Prepare the Audit Committee report required by the SEC to be included in the Company’s annual proxy statement and any other Committee reports required by applicable laws, rules and regulations.

D. Internal Audit Function, Disclosure Controls and Internal Controls

With respect to the Company’s internal audit function, disclosure controls and internal controls and procedures for financial reporting:

1. In consultation with management and the registered public accounting firm, review and assess the adequacy of the Company’s internal controls and procedures for financial reporting and the procedures designed to assess, monitor and manage business risk and legal and ethical compliance programs.

2. When applicable, review management’s report on internal controls and procedures for financial reporting purposes required to be included in the Company’s Annual Report of Form 10-K.

3. When applicable, review the registered public accounting firm’s attestation to management’s report included in the Annual Report on Form 10-K evaluating the Company’s internal controls and procedures for financial reporting.

4. Review and discuss any disclosures made by the Company’s CEO and CFO to the Committee (as a result of their evaluation as of the end of each fiscal quarter of the Company’s effectiveness of the disclosure controls and procedures and its internal controls and procedures for financial reporting) related to (i) any significant deficiencies in the design or operation of internal controls and any material weaknesses in the Company’s internal controls, and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal controls and procedures for financial reporting.

5. Establish and review procedures within the time period required by applicable law, rules and regulations for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

E. Other Miscellaneous Matters

The Committee shall also have responsibility to:

1. Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

2. Review and discuss all corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

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3. Review and approve all related-party transactions, unless otherwise delegated to another committee of the Board of Directors consisting solely of independent directors.

4. If required by applicable law, rules or regulations, review and approve (i) the adoption of and any change or waiver in the Company’s code of business conduct and ethics for directors, senior financial officers (including the principal executive officer, the principal financial officer, principal accounting officer, controller, or persons performing similar functions) or employees, and (ii) any disclosure made in the manner permitted by SEC rules which is required to be made regarding such change or waiver, unless these duties are otherwise delegated to another committee of the Board of Directors consisting solely of independent directors.

5. Review and discuss with management and the registered public accounting firm the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures (including management’s risk assessment and risk management policies).

6. Review with management and the registered public accounting firm the sufficiency in number and the quality of financial and accounting personnel of the Company.

7. Review and reassess the adequacy of this Charter annually and recommend to the Board any changes or amendments the Committee deems appropriate.

8. Perform any other activities consistent with this Charter, the Company’s By-laws and governing law as the Committee or the Board deems necessary or appropriate.

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PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

March 1, 2004

HOLOGIC, INC.

35 Crosby Drive

Bedford, MA 01730

(781) 999-7300

The undersigned stockholder of HOLOGIC, INC., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated January 22, 2004, and hereby appoints John W. Cumming and Glenn P. Muir, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 100 South Ocean Boulevard, Manalapan, Florida 33462, on Monday, March 1, 2004, at 9:00 A.M. local time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

Proposal 1. The election of seven (7) directors nominated by the Board of Directors for the ensuing year:

☐ FOR all nominees listed below (except as indicated)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: John W. Cumming, Irwin Jacobs, David R. LaVance, Jr., Nancy L. Leaming, Glenn P. Muir, William A. Peck, Jay A. Stein

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

Proposal 2. To amend the Company’s Amended and Restated 1999 Equity Incentive Plan, as described in the Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy is solicited on behalf of the Board of Directors. This proxy will be voted as specified or, where no direction is given, will be voted FOR all nominees listed in Proposal No. 1 and FOR Proposal No. 2.

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.

Dated......................................................, 2004

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Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.